FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is made as of the 28th day of March, 2012 by and between XZERES WIND CORP., a Nevada corporation (“Company”), and FRANK GRECO (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of August 25, 2010 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties, hereto, intending to be legally bound hereby, do hereby agree as follows:

1. Capitalized Terms. All capitalized terms used herein, not otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.

2. Article 3. Article 3 of the Agreement is deleted in its entirety and the following is substituted therefor:

“3. Term. The Executive’s employment hereunder shall commence on the Commencement Date and shall terminate on August 22, 2017, unless sooner terminated pursuant to the provisions of Article 8 of this Agreement (“Term of Employment”).”

3. Section 5.3.4. Section 5.3.4 of the Agreement is amended to delete the words “Provided that the Term of Employment shall be renewed as provided in Section 3.2 hereof,”.

4. Sections 5.3.5 and 5.3.6 – The following is added as Sections 5.3.5 and 5.3.6 of the Agreement:

“5.3.5 If during the period March 1, 2015 through February 29, 2016 the Company’s gross operating revenues shall exceed $48,337,629 and the Company’s net profit, after taxes, shall exceed $6,612,312, the Executive shall be paid a $314,085 Annual Bonus.

5.3.6           If during the period March 1, 2016 through February 28, 2017 the Company’s gross operating revenue shall exceed $54,831,071 and its net profit, after taxes, shall exceed $8,219,368, the Executive shall be paid a $394,020 Annual Bonus.”

5. Article 5. The last two paragraphs of Article 5 of the Agreement are amended to read as follows:

“Each Annual Bonus shall be paid within 30 days after the determination of the gross operating revenues and net profits after taxes (if applicable) for the applicable period.

It is understood that the period March 1st to February 28th is the Company’s current fiscal year. In the event that the Company changes its fiscal year (which it shall have the absolute right to do), then the measuring period for determining the Annual Bonus shall be changed to the Company’s new fiscal year, and there should be an appropriate adjustment of the required gross operating revenues, net profits after taxes, and/or Annual Bonus for the first new fiscal year of the Company.”

6. Section 5.4. Section 5.4 of the Agreement is amended to read as follows:

“5.4 Determination of Gross Operating Revenues and Net Profits After Taxes. The Company’s gross operating revenues and net profits after taxes shall be determined by the Company’s independent auditors, whose decision shall be final and binding upon the Company and the Executive.”

7. Restatement of Agreement. Except as modified hereby, the Agreement shall remain in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement as of the day and year first above mentioned.

XZERES WIND CORP.

By: /s/ David N. Baker

David N. Baker,

Chairman of the Board

/s/ Frank Greco

FRANK GRECO, Executive